Ioanis Jorgali, Investors 629.213.6139 ioanis.jorgali@alliancebernstein.com	Carly Symington, Media 629.213.5568 carly.symington@alliancebernstein.com

AB Announces August 31, 2024 Assets Under Management
Nashville, TN, September 12, 2024 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $791 billion during August 2024 from $777 billion at the end of July. The 2% increase was driven by market appreciation, partially offset by net outflows. By channel, Institutional net outflows outweighed Retail net inflows, while Private Wealth net flows were flattish.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At August 31, 2024				Jul 31,
					2024

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$55	$158	$55	$268	$264
Passive	24	38	6	68	67
Total Equity	79	196	61	336	331

Fixed Income
Taxable	119	74	18	211	206
Tax-Exempt	2	39	29	70	68
Passive	—	11	—	11	11
Total Fixed Income(2)	121	124	47	292	285

Alternatives/Multi-Asset Solutions(1),(2)	129	8	26	163	161
Total	$329	$328	134	791	777

	At July 31, 2024

Total	$326	$319	$132	$777

(1) Includes certain multi-asset solutions and services not included in equity or fixed income services.
(2) $12 billion of Private Placements AUM was re-classified from Taxable Fixed Income to Alternatives/Multi-Asset, as of July 31, 2024

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2023 or form 10-Q for the quarter ended June 30, 2024. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of June 30, 2024, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 39.6% of AllianceBernstein and Equitable Holdings, Inc. ("EQH"), directly and through various subsidiaries, owned an approximate 61.1% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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